FOR IMMEDIATE RELEASE

CONTACT
Philip Baratelli
Chief Financial Officer
Clarus Corporation
(203) 428-2000
pbaratelli@claruscorp.com

Clarus Announces Second Quarter 2007 Results

STAMFORD, CONNECTICUT — August 8, 2007 — Clarus Corporation (OTC:CLRS.PK) today announced financial results for the quarter ended June 30, 2007. Clarus reported no revenues for the quarters ended June 30, 2007 and 2006, respectively. Net income for the second quarter of 2007 increased $105,000 to $81,000 or $0.00 per diluted share compared to a net loss of $24,000 or $0.00 per diluted share during the comparable period of 2006. The increase in net income was primarily a result of a $100,000 reduction in transaction expenses, a $85,000 increase in interest income due to higher interest rates on our cash, cash equivalents and marketable securities partially offset by an $80,000 increase in general and administrative costs. Prior year transaction expenses relate to an acquisition process that terminated without Clarus consummating the acquisition and include the costs incurred during due diligence and negotiation of potential acquisitions such as legal, accounting and other professional fees and related expenses.

As of June 30, 2007, Clarus’ cash, cash equivalents and marketable securities were $85.3 million, (or $4.96 gross cash per share) compared to $84.4 million as of December 31, 2006. Gross cash per share at June 30, 2007 equals cash, cash equivalents and marketable securities of $85.3 million divided by 17.2 million common shares outstanding. Clarus has provided this non-GAAP measure because it believes that it is useful to investors assessing the extent of Clarus’ assets available for redeployment. Clarus is unaware of any comparable GAAP measure.

Clarus estimates that it has available net operating loss, research and experimentation credit and alternative minimum tax credit carryforwards for U.S. federal income tax purposes of approximately $222.9 million, $1.3 million and $53,000, respectively, which expire in varying amounts between 2009 and 2026, after application of the limitation under Section 382 of the Internal Revenue Code. Of the approximately $222.9 million of net operating loss carryforwards available to offset taxable income, approximately $206.4 million does not expire until 2020 or later, subject to compliance with Section 382 of the Internal Revenue Code. Clarus also has capital loss carryforwards of $14.0 million which expire in 2007 and 2008.

Clarus does not currently intend to hold conference calls to discuss quarterly earnings releases unless and until it consummates an acquisition in connection with its redeployment strategy. At such time, Clarus plans to resume holding quarterly conference calls to review earnings and operating performance.

Clarus, formerly a provider of e-commerce business solutions, is seeking to redeploy its assets and use its substantial cash, cash equivalent assets and marketable securities to enhance stockholder value.
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This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934. Information in this release includes Clarus' beliefs, expectations, intentions and strategies regarding Clarus, its future and its products and services. Assumptions relating to the forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risks including our inability to execute successfully our planned effort to redeploy our assets to enhance stockholder value, the unavailability of our net operating loss carry forward, and that the unaudited financial information provided in this press release may be adjusted as a result of the year end audit. Clarus cannot guarantee its future performance. All forward-looking statements contained in this release are based on information available to Clarus as of the date of this release and Clarus assumes no obligation to update the forward-looking statements contained herein.

For further information regarding the risks and uncertainties in connection with Clarus' business, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of Clarus' filings with the Securities and Exchange Commission, including but not limited to, its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained at our web site at http://www.claruscorp.com or the SEC's web site at http://www.sec.gov.

CLARUS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	JUNE 30,	DECEMBER 31,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$14,246	$1,731
Marketable securities	71,057	82,634
Interest receivable	87	402
Prepaids and other current assets	312	207

Total current assets	85,702	84,974

PROPERTY AND EQUIPMENT, NET	1,555	1,699

TOTAL ASSETS	$87,257	$86,673

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$471	$680

Total current liabilities	471	680

LONG-TERM LIABILITIES:
Deferred rent	310	277

Total liabilities	781	957

STOCKHOLDERS' EQUITY:
Preferred stock, $.0001 par value; 5,000,000 shares authorized; none issued	—	—
Common stock, $.0001 par value; 100,000,000 shares authorized;17,241,747 and 17,188,622 shares issued and 17,166,747 and 17,113,622 outstanding in 2007 and 2006, respectively	2	2
Additional paid-in capital	368,447	367,945
Accumulated deficit	(281,955)	(282,238)
Treasury stock, at cost	(2)	(2)
Accumulated other comprehensive (loss) income	(16)	9

Total stockholders' equity	86,476	85,716

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$87,257	$86,673

CLARUS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS		SIX MONTHS
	ENDED JUNE 30,		ENDED JUNE 30,
	2007	2006	2007	2006
REVENUES:	$--	$--	$--	$--

Total revenues	--	--	--	--

OPERATING EXPENSES:
General and administrative	899	826	1,683	1,707
Transaction costs	8	108	8	1,388
Depreciation	91	85	181	173

Total operating expenses	998	1,019	1,872	3,268

OPERATING LOSS	(998)	(1,019)	(1,872)	(3,268)
OTHER INCOME(EXPENSE)	--	1	(1)	--
INTEREST INCOME	1,079	994	2,156	1,862

NET INCOME (LOSS)	$81	$(24)	$283	$(1,406)

Income (loss) per common share:
Basic	$0.00	$0.00	$0.02	$(0.08)
Diluted	$0.00	$0.00	$0.02	$(0.08)

Weighted average shares outstanding:
Basic	16,659	16,614	16,640	16,613
Diluted	17,156	16,614	17,078	16,613

CLARUS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	SIX MONTHS
	ENDED JUNE 30,
	2007	2006
OPERATING ACTIVITIES:
Net income (loss)	$283	$(1,406)
Adjustments to reconcile net income (loss) to net cash used in Operating activities:
Depreciation on property and equipment	181	173
Amortization of deferred employee compensation	134	148
Amortization of discount and premium on securities, net	(1,489)	1,927
Changes in operating assets and liabilities:
Decrease (increase) in interest receivable, prepaids and other current assets	210	(105)
Decrease in accounts payable and accrued liabilities	(209)	(1,191)
Increase in deferred rent	33	36
Decrease in deposits and other long-term assets	--	956

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(857)	538

INVESTING ACTIVITIES:
Purchases of marketable securities	(71,195)	(77,257)
Proceeds from maturity of marketable securities	84,236	59,735
Sale of property and equipment	2	--
Purchase of property and equipment	(39)	(4)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	13,004	(17,526)

FINANCING ACTIVITIES:
Proceeds from the exercises of stock options	368	--

NET CASH PROVIDED BY FINANCING ACTIVITIES	368	--

CHANGE IN CASH AND CASH EQUIVALENTS	12,515	(16,988)

CASH AND CASH EQUIVALENTS, Beginning of Period	1,731	23,270

CASH AND CASH EQUIVALENTS, End of Period	$14,246	$6,282

SUPPLEMENTAL DISCLOSURE:

Cash paid for franchise and property taxes	$320	$418